EX-99.906 Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended April 30, 2016, of The Caldwell & Orkin Funds, Inc. (the “Company”).

I, Michael B. Orkin, the President and Principal Executive Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 8, 2016	/s/ Michael B. Orkin
Michael B. Orkin
President and Principal Executive Officer

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended April 30, 2016, of The Caldwell & Orkin Funds, Inc. (the “Company”).

I, David R. Bockel, Jr., the Principal Financial Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 8, 2016	/s/ David R. Bockel, Jr.
David R. Bockel, Jr.
Treasurer and Principal Financial Officer